UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2016

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (888) 553-9216

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation as Director

On January 28, 2016, Lawrence Bohn determined to resign effective immediately as a director of Demandware, Inc. (the “Corporation”).

(d)  Election of New Director

On January 26, 2016, the Board of Directors (the “Board”) of the Corporation elected Linda Crawford as a Class III director, with a term expiring at the Company’s 2018 annual meeting of stockholders, to hold office until her successor is duly elected and qualified or until her earlier resignation or removal. In connection with her election to the Board, Ms. Crawford will be compensated as an eligible director pursuant to the Corporation’s compensation policy for eligible directors, which is described in the Corporation’s Proxy Statement for the 2015 Annual Meeting of the Stockholders, filed with the Securities and Exchange Commission on April 2, 2015, and will receive pro-rata cash and equity compensation for the time she served prior to the 2016 Annual Meeting of the Stockholders. Ms. Crawford was also elected by the Board to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

Ms. Crawford has been the Chief Customer Officer at Optimizely since January 2016.  Ms. Crawford previously served in several executive positions at salesforce.com from November 2006 to June 2015, most recently serving as the Executive Vice President and General Manager of the Sales Cloud from February 2012 to June 2015, the Senior Vice President of Sales Strategy and Productivity from December 2008 to February 2012 and Senior Vice President of Sales Engineering from November 2006 to December 2008.  Prior to joining salesforce.com, Ms. Crawford served as the VP of Sales at Rivermine, Inc., a telecom expense management software platform, from November 2004 to November 2006 and held several executive positions at Siebel Systems, Inc., a CRM software company, from March 1996 to May 2004.  Ms. Crawford is currently an advisor of several private companies.  Ms. Crawford holds a B.B.A in computer information systems and an M.B.A. from James Madison University.

Ms. Crawford is not related to any of the Corporation’s directors or executive officers.  There are no related person transactions between the Corporation, on the one hand, and Ms. Crawford or her immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

The full text of the Corporation’s press release issued in connection with the announcement of Mr. Bohn’s resignation as a director and Ms. Crawford’s election as a director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit 99.1 relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1 Press Release dated January 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: January 29, 2016	By:	/s/ Thomas D. Ebling
Thomas D. Ebling President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 29, 2016